As filed with the Securities and Exchange Commission on January 30, 2001

Registration Nos. 33-8306, 33-27367, 33-37432, 33-57330, 33-58745, 333-40595 and
333-84149

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENTS NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      Under
                           The Securities Act of 1933

                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

                         -------------------------------

            Delaware                                  94-2778785
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

                         -------------------------------

                        1981 Incentive Stock Option Plan
                        1986 Employee Stock Purchase Plan
                        1988 Incentive Stock Option Plan
                        1996 Incentive Stock Option Plan

                         -------------------------------

                             Robert H. Swanson, Jr.
                      Chairman and Chief Executive Officer
                          Linear Technology Corporation
                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                                 (408) 432-1900
            (Name, address and telephone number of agent for service)

                         -------------------------------

                                    Copy to:
                            Herbert P. Fockler, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

====================================================================================================================================
                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            Proposed Maximum     Proposed Maximum       Amount of
                                                         Amount to be        Offering Price          Aggregate        Registration
        Title of Securities to be Registered              Registered           Per Share          Offering Price           Fee
------------------------------------------------------ ------------------- -------------------- -------------------- ---------------
                     See below*                               N/A*                N/A*                 N/A*               N/A*
====================================================== =================== ==================== ==================== ===============

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements Nos. 33-8306, 33-27367, 33-37432, 33-57330, 33-58745, 333-40595 and 333-84149. Therefore,
     no further registration fee is required.

================================================================================

                          LINEAR TECHNOLOGY CORPORATION

                       POST-EFFECTIVE AMENDMENTS NO. 1 TO
                       REGISTRATION STATEMENTS ON FORM S-8

                                EXPLANATORY NOTE

         These Post-Effective Amendments No. 1 (this "Amendment") to those certain Registration Statements on Form S-8 (File Nos. 33-8306, 33-27367, 33-57330, 33-58745, 333-40595 and 333-84149, collectively the "Registration
Statements") are being filed pursuant to Rule 414 under the Securities Act of 1933, as amended ( the "Securities Act") by Linear Technology Corporation, a Delaware corporation ("Linear Delaware" or the "Company"), which is the successor to Linear Technology Corporation, a California corporation ("Linear California"), following a statutory merger effective on January 2, 2001 (the "Merger") for the purpose of changing Linear California's state of incorporation. Immediately prior to the Merger, Linear Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Linear Delaware acquired all of the assets and assumed all of the liabilities and obligations of Linear California. The Merger was approved by the shareholders of Linear California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as modified by this Amendment, Linear Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Amendment to the Registration Statements the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2000, filed pursuant to Section 13 of the Exchange Act.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2000, filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Amendment to the Registration Statements and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Amendment to the Registration Statements and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

       23.1       Consent of Ernst & Young LLP, Independent Auditors

       23.2       Consent of Counsel

       24.1       Power of Attorney  (See Power of Attorney on Signature Page)

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on December 22, 2000.

                    LINEAR TECHNOLOGY CORPORATION


                    By:    /s/ Paul Coghlan
                           -----------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Swanson, Jr. and Paul Coghlan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign these Post-Effective Amendments No. 1 to the Registration Statements or any other amendments to the Registration Statements on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of 1933,  these
Post-Effective  Amendments No. 1 to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.
                 Signature                                         Title                                  Date
                 ---------                                         -----                                  ----
/s/ Robert H. Swanson, Jr.                   Chairman and Chief Executive Officer                December 22, 2000
----------------------------------------


/s/ Paul Coghlan
----------------------------------------     Vice President, Finance and Chief Financial         December 22, 2000
                                             Officer

/s/ David S. Lee                             Director                                            January 16, 2001
----------------------------------------


/s/ Leo T. McCarthy                          Director                                            January 16, 2001
----------------------------------------


/s/ Richard M. Moley                         Director                                            January 16, 2001
----------------------------------------


/s/ Thomas S. Volpe                          Director                                            January 16, 2001
----------------------------------------


                                  EXHIBIT INDEX
                                                                    Sequentially
   Exhibit                                                            Numbered
    Number                                                               Page

    23.1        Consent of Ernst & Young LLP, Independent Auditors

    23.2        Consent of Counsel

    24.1        Power of Attorney
                (See Power of Attorney on Signature Page)